                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        FIDELITY NATIONAL CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         FIDELITY NATIONAL CORPORATION
                             160 CLAIREMONT AVENUE
                             DECATUR, GEORGIA 30030

                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 17, 1996


         A Special Meeting of Shareholders of Fidelity National Corporation ("Company") will be held on Thursday, October 17, 1996, at 3:00 P.M. at its office at ONE SECURITIES CENTRE, 3490 PIEDMONT ROAD, SUITE 1550, ATLANTA, GEORGIA 30305, for the purposes of considering and voting upon:

         1. The approval of the Amendment of the Articles of Incorporation of the Company to authorize the issuance of shares of preferred stock.

         2. Such other matters as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on October 3, 1996, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

         A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

                                        By Order of the Board of Directors,


                                        Martha C. Fleming,
                                        Secretary

October 3, 1996

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                         FIDELITY NATIONAL CORPORATION
                             160 CLAIREMONT AVENUE
                             DECATUR, GEORGIA 30030


                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 17, 1996

         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Fidelity National Corporation ("Company") for use at the Special Meeting of Shareholders ("Special Meeting") of the Company to be held at its office at ONE SECURITIES CENTRE, 3490 PIEDMONT ROAD, SUITE 1550, ATLANTA, GEORGIA 30305, on Thursday, October 17, 1996 at 3:00 P.M. and any adjournment thereof, for the purposes set forth in the accompanying Notice of the Special Meeting. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition, directors, officers, and other employees of the Company, who will not be additionally compensated therefor, may solicit Proxies in person or by telephone. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on October 4, 1996.

         The record date of shareholders entitled to vote at the Special Meeting was taken as of the close of business on October 3, 1996. On that date, the Company had outstanding and entitled to vote 4,608,383 shares of Common Stock, no par value ("Common Stock"), with each share entitled to one vote.

         A Proxy given pursuant to this solicitation may be revoked by the shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted "FOR" the approval of the Amendment to the Articles of Incorporation, and upon such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the holders of the Proxy.

         The presence of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Special Meeting will constitute a quorum. The approval of the Amendment to the Articles of Incorporation will be decided by the affirmative vote of a majority of the outstanding shares of the Common Stock of the Company entitled to vote. All other matters will be decided by the affirmative vote of the majority of the shares of Common Stock present or represented at the Special Meeting and entitled to vote.

         Abstentions, withheld votes, and broker non-votes will be included in the calculation of the number of shares of Common Stock represented in person or by proxy at the Special Meeting in determining whether the quorum requirement is satisfied, but will not be counted as votes cast for any matter to be voted upon. Broker "non-votes" occur when a broker holding shares of Common Stock for a beneficial owner votes on one matter pursuant to the broker's discretionary authority or pursuant to instructions from the beneficial owner, but does not vote on another matter for the reason that the broker does not have discretionary authority to vote such shares on such other matter and has not received voting instructions from the beneficial owner. Broker non-votes will not be included in the votes required to approve the Amendment of the Articles of Incorporation, which is the only matters known to Management of the Company which will be presented at the Special Meeting.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

         The following table sets forth as of September 15, 1996, beneficial ownership of the Company's Common Stock by each "person" known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, by each director, certain executive officers and by all directors and executive officers of the Company as a group.

NAME AND ADDRESS OF               NUMBER OF SHARES OWNED       PERCENT OF CLASS
BENEFICIAL OWNER                       BENEFICIALLY               OUTSTANDING
- ----------------                       ------------               -----------
James B. Miller, Jr.,
3490 Piedmont Rd.
Atlanta, Georgia 30305                  2,646,040 (1)                 57.4%

James W. Anderson, Jr.                    105,638                      2.3%

Dr. Edward G. Bowen                         7,040                        *

Dr. Marvin C. Goldstein                    23,000                        *

Dr. Manning M. Pattillo, Jr.                  220                        *

Robert J. Rutland                         140,844                      3.1%

W. Clyde Shepherd, Jr.                    156,332                      3.4%

R. Phillip Shinall III                      8,491                        *

Rankin Smith, Jr.                           2,486                        *

Felker W. Ward, Jr.                             -                        -

Sharon R. Denney                           13,259                        *

M. Howard Griffith, Jr.                         -                        -

All directors and executive
officers as a group (13 persons)        3,106,936                     67.4%

- -------------------------

(1) Includes 51,111 shares owned of record by Mr. Miller's wife, 212,568 shares held by the Brooks County Trust and 83,182 shares held by Fidelity National Bank ("FNB") as trustee for Mr. Miller's children. Also includes 180,433 shares held by BAC Properties, a partnership of which Mr. Miller and his wife own 40%.

*        Less than one percent.

ITEM 1 - BOARD OF DIRECTORS' PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION.

         The Board of Directors authorized the amendment ("Amendment") of
Article IV of the Articles of Incorporation authorizing the issuance of preferred stock subject to the approval of the shareholders. The Article IV, as amended, if approved by the shareholders, will read as follows:

                 "The Corporation shall have authority to issue not more than Fifty Million (50,000,000) shares of Common Stock having no par value per share and Ten Million (10,000,000) shares of Preferred Stock having no par value per share.

                 The Board of Directors of the Corporation is authorized, pursuant to Section 14-2-602 of the Georgia Business Corporation Code (and any successor provision thereof), to determine, in whole or in part, without shareholder action, the preferences, limitations and relative rights of (i) any class of shares of Preferred Stock before the issuance of any shares of that class or (ii) one or more series within a class, and designate the number of shares within that series before the issuance of any shares of that series, including, without limitation, the determination of dividend rights, conversion rights, voting powers, designations, qualifications, restrictions, rights and terms of redemption (including sinking fund provisions and liquidation preferences), all to the fullest extent now or hereafter permitted by the Georgia Business Corporation Code.

                 Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of Common Stock are entitled to vote."

         The proposal will not result in a change in the capital account of the Company. The holders of Common Stock do not have preemptive rights. There are currently 50,000,000 shares of Common Stock authorized of which 4,608,383 are outstanding. The current articles of incorporation do not authorize the issuance of preferred stock.

         If the Amendment is approved by the shareholders, shares of preferred stock may be issued by the Board of Directors, without further shareholder approval, for any proper corporate purpose at the discretion of the Board of Directors, including without limitation, the issuance in connection with the raising of additional equity and in connection with acquisitions.

         The Company and its wholly owned subsidiary, Fidelity National Bank, are subject to the regulations of and examinations by the Office of the Controller of the Currency ("OCC"). During a recent examination by the OCC, its representatives indicated that its final report would recommend, in view of the rapid loan growth of FNB and the recent greater than normal losses on credit card financing, that the Company and FNB should adopt a strategy to increase its capital. FNB has periodically sold its indirect automobile loans thereby reducing the size of its loan portfolio. As recently as July 29, 1996, FNB securitized $92,000,000 of indirect automobile loans thereby reducing the need for additional capital temporarily. FNB continues to follow this policy.

         The Board of Directors believes that it would be desirable to increase the capital of the Company by the issuance of preferred stock from time to time. At this time it is considering, among several proposals, the public issuance this year of preferred stock which would be convertible into Common Stock. There can be no assurances that such an issuance will occur or the terms and conditions of such an offering. In addition, from time to time preferred stock may be issued on substantially different terms and conditions.

         The proposed amendment would grant the Board of Directors the authority to issue additional shares of preferred stock having such preferences, limitations and relative rights without the necessity of calling a meeting of shareholders. This would provide the Company with greater flexibility and an ability to promptly act in the event it would be in the best interest of the Company to issue preferred stock.

         The preferred stock may be issued in series and the preferred stock of each series will have such preferences, limitations and relative rights as determined by the Board of Directors, without shareholder approval, in resolutions authorizing the issuance of that particular series. In determining the preferences, limitations and relative rights of each series of preferred stock, the Board of Directors may establish the number of shares constituting that series and establish the dividend rights, conversion rights, voting rights (which may be greater or lesser than the voting rights of the Common Stock), redemptive rights and liquidation preferences. It is anticipated that the holders of the preferred stock, when and if issued, will have priority claims to dividends and to any distributors upon liquidation of the Company and other preferences over the holders of Common Stock.

         The Issuance of preferred stock with voting and conversion rights could adversely affect the voting power of the holders of Common Stock and may have the effect of delaying, deferring or preventing a possible takeover of the Company or the removal of the management of the Company, which otherwise may be beneficial to the holders of Common Stock or in which the shareholders might receive a premium for their stock over the market price of such stock or otherwise dilute the rights of the holders of the Common Stock without shareholder action.

         At the annual meeting of the shareholders of the Company held on April 11, 1996, the shareholders approved an amendment increasing the number of authorized shares of Common Stock to 50,000,000 shares. This Amendment will not change the authorized number of shares of Common Stock but only permit the issuance of preferred stock.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

         Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. If any other matters should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of the Company.


                                        By order of the Board of Directors




                                        Martha C. Fleming

                                        Secretary




October 3, 1996

                                                                      APPENDIX A


                         FIDELITY NATIONAL CORPORATION
            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                     THE SPECIAL MEETING OF SHAREHOLDERS


The undersigned hereby appoints James W. Anderson, Jr. and R. Phillip Shinall III, or either of them with power of substitution to each, the proxies of the undersigned to vote all of the shares of Common Stock owned of record by the undersigned at the Special Meeting of Shareholders of Fidelity National Corporation to be held on October 17, 1996, and any adjournment thereof as herein specified and in accordance with their best judgment with respect to any other matters that may properly come before the meeting.


ITEM 1.  APPROVE AMENDMENT OF THE ARTICLES OF INCORPORATION

           [    ]  FOR        [    ]  AGAINST       [    ]  ABSTAIN


THIS PROXY WILL BE VOTED "FOR" ITEM 1 UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED.

Please sign this Proxy exactly as name appears on the Proxy:

- ----------------------------------------------------------------

Date:                                              , 1996
     ----------------------------------------------

Note: When signing as an attorney, trustee, administrator or guardian, please give your title as such.